HYDRON TECH. DEF 14A


                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           HYDRON TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           HYDRON TECHNOLOGIES, INC.
                          1001 YAMATO ROAD, SUITE 403
                           BOCA RATON, FLORIDA 33431

        ----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 17, 1997
        ----------------------------------------------------------------

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Hydron Technologies, Inc. (the "Company") has been called for and will be held at 10:00 A.M., local time, on December 17, 1997, at the Boca Raton Marriot Crocker Center, 5150 Town Center Circle, Boca Raton, Florida 33486 for the following purposes:

     (1) To elect nine (9) directors of the Company to serve as the Board of Directors (the "Board") to hold office until the next Annual Meeting of Shareholders;

     (2) To approve an amendment to the Company's 1993 Nonemployee Director Stock Option Plan (the "1993 Plan") providing that the committee of the Board administering such plan may, in its discretion, waive the requirement in the 1993 Plan that options granted to a nonemployee director terminate 90 days after such director ceases to serve in such capacity, but only to the extent such options were exercisable as of the date of such cessation of service;

     (3) To approve the adoption of the Company's 1997 Nonemployee Director Stock Option Plan (the "1997 Plan");

     (4) To ratify the Board's appointment of Ernst & Young, LLP, independent certified public accountants, to serve as independent certified public accountants of the Company for the current fiscal year; and

     (5) To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board has fixed the close of business on October 31, 1997 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431, for ten (10) days prior to December 17, 1997.

                                             By Order of the Board of Directors

                                             CHAUDHURY M. PRASAD
                                             SECRETARY

Dated: November 12, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                           HYDRON TECHNOLOGIES, INC.
                                PROXY STATEMENT
                                    GENERAL

     This Proxy Statement is furnished by the Board of Directors (the "Board") of Hydron Technologies, Inc. (the "Company"), a New York corporation with offices located at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431, in connection with the solicitation of proxies to be used at the annual meeting of shareholders of the Company to be held on December 17, 1997, and at any adjournments thereof (the "Annual Meeting"). The matters to be considered and acted upon at the annual meeting are described in the foregoing Notice of Annual Meeting of Shareholders and this Proxy Statement. This Proxy Statement will be mailed to shareholders beginning approximately November 12, 1997. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, or by a shareholder voting in person at the Annual Meeting.

     The persons named as proxies are Richard Banakus, President of the Company, and Richard Tauman, Chief Operating Officer and Executive Vice President of the Company. All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the nine (9) directors specified herein; FOR the approval of the amendment of the Company's 1993 Nonemployee Director Stock Option Plan (the "1993 Plan" ); FOR the approval of the adoption of the Company's 1997 Nonemployee Director Stock Option Plan (the "1997 Plan"); and FOR the ratification of the Board's selection of Ernst & Young, LLP as the independent certified public accountants of the Company.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the accompanying Proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock (as defined below). The Company will reimburse such persons for their expenses in forwarding soliciting material.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Board has fixed the close of business on October 31, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the shares of the Company's common stock, par value $.01 per share ("Common Stock"), on the Record Date will be able to vote at the Annual Meeting, and will be entitled to one (1) vote for each share held. No shares of Common Stock have cumulative voting rights.

     On the Record Date, there were 24,545,816 outstanding shares of Common Stock. There was no other class of voting securities outstanding at that date. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the holders of a plurality of the shares cast at the Annual Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting.

     Management of the Company knows of no business other than that specified in Items 1 through 4 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of October 31, 1997 regarding (i) the share ownership of the Company by each person who is known to the Company to be the record or beneficial owner of more than five percent (5%) of the Common Stock, (ii) the share ownership of each director of the Company, each person nominated herein to serve as a director of the Company, the Chief Executive Officer of the Company and each other most highly paid executive officer of the Company who earned in excess of $100,000 during the Company's last fiscal year (collectively, the "Named Executive Officers") and (iii) the share ownership of the Company of all director nominees of the Company and executive officers of the Company as a group.

                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP    APPROXIMATE PERCENT OF CLASS
--------------------------------------   --------------------    ----------------------------
Richard Banakus                                1,520,000(1)                  6.1%
  82 Verissimo Drive
  Novato, CA 94947
Thomas G. Burns                                   50,000(2)                Less than 1%
  Hydron Technologies, Inc.
  1001 Yamato Road, Suite 403
  Boca Raton, FL 33431
Mark Egide                                             0                      0%
  2505 Vineyard Road
  Novato, Ca 94952
Frank Fiur                                       274,000(3)                  1.1%
  469 W. 83rd Street
  Hialeah, FL 33041
Charles Fox                                       50,000                 Less than 1%
  39-08 Tierny Place
  Fair Lawn, NJ 07410
Karen Gray                                        75,000(4)              Less than 1%
  1107 Key Plaza, #244
  Key West, Fl 33040
Charles Johnston                                 400,000                     1.6%
  706 Ocean Drive
  Juno Beach, Fl 33408
Hugues Lamotte                                   320,000(5)                  1.3%
  Atlas Capital Limited
  166 Piccadilly
  Foxglove House
  London, England W1V9DE
Samuel Leb, M.D.                                 316,252(6)                  1.3%
  1905 So. Oak Haven Circle
  No. Miami Beach, FL 33179
Chaudhury M. Prasad                              202,700(7)              Less than 1%
  Hydron Technologies, Inc.
  1001 Yamato Road, Suite 403
  Boca Raton, FL 33431
Richard Tauman                                    60,000(8)              Less than 1%
  Hydron Technologies, Inc.
  1001 Yamato Road, Suite 403
  Boca Raton, FL 33431
Harvey Tauman                                  3,048,270(9)                 12.1%
  6509 N.W. 38th Court
  Boca Raton, FL 33496
All officers and director nominees as          3,267,952(10)                 13%
  a group (11 persons)

---------------

     (1) Consists of 1,500,000 shares held directly and options to purchase 20,000 shares. Does not include 8,333 shares of Common Stock underlying options not currently exercisable.

     (2) Consists of options to purchase shares. Does not include 10,000 shares of Common Stock underlying options not currently exercisable.

     (3) Consists of 130,000 shares held directly, 114,000 shares held by his spouse; and options to purchase 30,000 shares of Common Stock. Does not include 8,333 shares of Common Stock underlying options not currently exercisable. Mr. Fiur disclaims beneficial ownership of 114,000 shares held by his spouse.

     (4) Consists of 15,000 shares held directly and options to purchase 60,000 shares.

     (5) Consists of 300,000 shares held directly and options to purchase 20,000 shares. Does not include 8,333 shares of Common Stock underlying options not currently exercisable.

     (6) Consists of 151,152 held as an IRA beneficiary, 80,000 shares held as a co-trustee and 45,100 shares held as a co-trustee and a beneficiary; and options to purchase 40,000 shares. Does not include 8,333 shares of Common Stock underlying options not currently exercisable.

     (7) Consists of 200,200 shares held directly and options to purchase 2,500 shares.

     (8) Consists of options to purchase shares.

     (9) Consists of 695,996 shares held directly; options to purchase 300,000 shares; 766,889 shares held as co-trustee and life estate beneficiary of Marital Trust of deceased spouse; 140,385 held as personal representative and life estate beneficiary of estate of deceased spouse; 45,000 shares held as trustee for emancipated children; and 100,000 shares as a co-trustee. Also includes 1,000,000 shares as to which Mr. Tauman holds an irrevocable proxy. Mr. Harvey Tauman was terminated as Chief Executive Officer, President and Treasurer of the Company on September 19, 1997.

     (10) Consists of 2,985,452 shares held directly and options to purchase 282,500 shares. Does not include (i) 43,332 shares of Common Stock underlying options not currently exercisable and (ii) shares of Common Stock of which Mr. Harvey Tauman is the record or beneficial owner.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

BACKGROUND

     On September 19, 1997, the Board terminated the employment of Harvey Tauman, the Company's Chief Executive Officer, President and Treasurer. The Board elected Richard Banakus, a director of the Company, to replace Mr. Tauman as President of the Company on an interim basis. The Company plans to undertake a national search for a permanent successor. On September 29, 1997, the Company announced that Joseph Caccamo and Nestor Cardero had resigned as directors of the Company for personal reasons and that Charles Fox and Mark Egide had been elected by the Board of Directors to fill the vacancies created by such resignations. On September 30, 1997, Mr. Tauman resigned his position as a director of the Company. The Board did not fill the vacancy created by such resignation.

     At the Annual Meeting, nine (9) directors are to be elected to serve until the Company's next Annual Meeting of Shareholders or until their respective successors shall be duly elected and qualified. The Board has nominated Richard Tauman, Frank Fiur, Samuel Leb, M.D., Hugues Lamotte, Richard Banakus, Mark Egide, Charles Fox (each of whom are members of the present Board), Karen Gray and Charles Johnston to serve as directors of the Company until the Company's 1998 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. Unless otherwise specified, all proxies will be voted in favor of the nine (9) nominees listed above as directors of the Company.

     If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute. Directors are elected by a plurality of the votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. THE ENCLOSED PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS A CONTRARY SPECIFICATION IS MADE.

CERTAIN INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     RICHARD BANAKUS, age 51, has served as a director of the Company since June 1995 and as interim President of the Company since September 19, 1997. From April 1991 to the present, Mr. Banakus has been a private investor with interests in a number of privately and publicly held companies. From July 1988 through March 1991, he was the managing partner of Banyan Securities, Larkspur, California, a securities brokerage firm which he founded.

     MARK EGIDE, age 41, has served as a director of the Company since September 1997. Since September 1989, Mr. Egide has served as President of Avalon Natural Products, Inc., a cosmetics manufacturing and importing company which he founded.

     CHARLES FOX, age 77, has served as a director of the Company since September 1997 and has been a consultant to the Company on research and development matters for more than the past five years. Since June 1985, Mr. Fox has served as President of Charles Fox Associates, Inc., a consulting firm in the area of product development and safety testing.

     FRANK FIUR, age 84, has served as a director of the Company since 1980, and has been a consultant to the Company on business and financial matters for more than the past five (5) years. In addition, he is the Chairman of The Fiur Organization, Inc., industrial real estate brokers.

     KAREN GRAY, age 39, has been a consultant in the marketing communications industry since November 1996, and has over 15 years of management experience in marketing communications in various capacities with various companies. From 1993 to November 1996, Ms. Gray served as Vice President -- Corporate Communications of the Company. From June 1992 to November 1993, Ms. Gray served as President of MarComm Associates, Inc., a marketing communications company which she founded.

     CHARLES JOHNSTON, age 62, has served as Chairman of Ventex Technology, an electronic transformer company in Riviera Beach, Florida, AFD Technologies, a chemical company in Jupiter, Florida, and ISI Systems, a computer software company in Montreal, Quebec. In 1969, Mr. Johnston founded ISI Systems, which pioneered the development of software for the insurance industry. Mr. Johnston also serves as a Trustee of Worcester Polytechnic Institute in Worcester and of the Psychiatric Research Center at the University of Pennsylvania and as a director of Bit Wise, a computer software company in Schenechtady, Infosafe Systems, an internet company in

New York City, Kideo Productions, an educational software company in New York City, Spectrum Signal Processing, a digital signal processing computer hardware and software company in Vancouver, British Columbia, and Waste Systems Management, a landfill remodeling company in Cambridge, Massachusetts.

     HUGUES LAMOTTE, age 56, has served as a director of the Company since June 1995. Mr. Lamotte has been engaged in managerial, marketing and asset management functions in international finance for the past twenty-nine (29) years. He has a broad array of investment experience, working both in the United States and European Community. From 1974 through 1993 he was a Managing Director of Wertheim Schroder & Co., Incorporated, a full service investment banking firm with offices in New York, London and Paris, and was formerly President of Wertheim Schroder International. In 1993, he started an investment firm, Atlas Capital Management, and is its Co-Chairman and Co-Chief Executive Officer.

     DR. SAMUEL LEB, age 73, has served as a director of the Company since 1988. Dr. Leb maintained a private surgical practice from 1958 through August 1993. From 1969 through December 1987, Dr. Leb was a member of the Board of Trustees of Parkway Regional Medical Center, a full service hospital in North Miami Beach, Florida.

     RICHARD TAUMAN, age 30, has served as a director of the Company since March 1994, Chief Operating Officer since May 1996 and Executive Vice President since April 1995. Mr. Tauman served as Vice President, Production of the Company from March 1994 to April 1995 and in various production capacities since 1989.

     THOMAS G. BURNS, age 40, has served as Chief Financial Officer of the Company since June 1994, as Vice President, Finance since April 1995 and as Treasurer since September 1997. Mr. Burns served most recently as Audit Senior Manager for Ernst & Young, LLP of West Palm Beach, Florida, where he had worked as a certified public accountant since 1981.

     CHAUDHURY M. PRASAD, age 50, has served as Vice President, Operations, and Secretary of the Company since 1976. Mr. Prasad has served as a director of the Company since 1975.

     During the fiscal year ended December 31, 1996, Mr. Fiur filed one (1) Form 4 approximately one (1) week late disclosing one (1) purchase of Common Stock.

CERTAIN INFORMATION ABOUT THE BOARD AND COMMITTEES

     The Board has three (3) standing committees: the Stock Option Committee, which has the function of administering the Company's stock option plans; the Audit Committee, which has the function of recommending to the Board the appointment of independent auditors and of reviewing the performance and scope of audit and nonaudit services to be performed by the independent auditors; and the Executive Compensation Committee, which oversees the compensation of the executive officers of the Company.

     The members of the Stock Option Committee during the fiscal year ended December 31, 1996, were Frank Fiur, Nestor Cardero, Joseph A. Caccamo and Dr. Samuel Leb. Such committee held one meeting during the fiscal year ended December 31, 1996. Due to the resignations of Messrs. Cardero and Caccamo, the Board is currently administering the Company's option plans, pending the reconstitution of the Stock Option Committee following the Annual Meeting.

     The members of the Audit Committee during the fiscal year ended December 31, 1996, were Messrs. Fiur, Cardero and Dr. Leb. Such committee held one meeting during the fiscal year ended December 31, 1996. The Board will reconstitute the Audit Committee following the Annual Meeting.

     The members of the Executive Compensation Committee (the "Compensation Committee") during the fiscal year ended December 31, 1996, were Messrs. Fiur, Cardero, Caccamo and Dr. Leb. Such committee held three meetings during the fiscal year ended December 31, 1996. The Board will reconstitute the Compensation Committee following the Annual Meeting.

     The Board held five meetings during the fiscal year ended December 31, 1996. All of the directors attended at least 75% of such meetings and meetings of committees of the Board on which they served.

EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended December 31, 1996, 1995, and 1994 respecting all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM AWARDS
                                                                                                 -----------------------
                                                    ANNUAL COMPENSATION           OTHER           NUMBER
                                                  -----------------------         ANNUAL            OF       ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)    COMPENSATION ($)    OPTIONS    COMPENSATION
---------------------------------------   -----   ----------    ---------    ----------------    --------   ------------
Harvey Tauman,                             1996     422,604      100,000           53,702(2)          -0-        -0-
  Chief Executive Officer, President       1995     402,480      100,000           35,900(3)      100,000        -0-
  and Treasurer(1),                        1994     335,400      150,000            4,940         200,000        -0-
Richard Tauman,                            1996     102,496       15,000            2,860             -0-        -0-
  Chief Operating Officer and              1995      74,360       12,500              -0-          60,000        -0-
  Executive Vice President                 1994      58,525       10,500          523,813(4)          -0-        -0-
Chaudhury M. Prasad,                       1996      80,288       10,000              -0-             -0-        -0-
  Vice President, Operations and           1995      76,440        7,500              -0-           2,500        -0-
  Secretary                                1994      72,800        7,500          679,939(5)          -0-        -0-
Karen Gray,                                1996      57,011       10,000              -0-             -0-        -0-
  Vice President,                          1995      60,060       10,000              -0-          10,000        -0-
  Corporate Communications                 1994      54,000        7,500          103,750(6)          -0-        -0-
Thomas G. Burns,                           1996      92,872       10,000            4,800             -0-        -0-
  Vice President, Finance and              1995      88,452       10,000            4,800          10,000        -0-
  Chief Financial Officer                  1994      48,600        5,000            2,800          50,000        -0-

---------------

     (1) On September 19, 1997, the Board terminated the employment of Mr. Tauman as Chief Executive Officer, President and Treasurer of the Company.

     (2) Consists of $48,762 of salary for vacation time not taken and $4,940 for insurance premiums.

     (3) Consists of $30,960 of salary for vacation time not taken and $4,940 for insurance premiums.

     (4) Represents income attributable to the difference between the exercise price of stock options exercised and the fair market value of the Common Stock on the date of such exercise.

     (5) Represents income attributable to the difference between the exercise price of stock options exercised and the fair market value of the Common Stock on the date of such exercise.

     (6) Represents income attributable to the difference between the exercise price of stock options exercised and the fair market value of the Common Stock on the date of such exercise.

COMPANY OPTION PLANS

  1989 STOCK OPTION PLAN

     Under the 1989 Stock Option Plan, the Company may grant incentive stock options, nonqualified stock options and/or stock appreciation rights to key employees, officers, directors and consultants of the Company (and its present and future subsidiaries) to purchase an aggregate of up to 1,000,000 shares of the Common Stock, expiring five (5) years from the date of grant. There were 9,500 options available for grant under this plan at December 31, 1996. There were 76,000 options outstanding as of December 31, 1996 with exercise prices ranging from $1.438 to $3.00 and which expire at various times from June 1997 to October 2000.

  1993 STOCK OPTION PLAN

     Under the 1993 Stock Option Plan, the Company may grant incentive stock options, nonqualified stock options and/or stock appreciation rights to key employees, officers, directors and consultants of the Company to purchase an aggregate of up to 1,000,000 shares of Common Stock, expiring five (5) years from the date of grant. There were 542,500 options available for grant under this plan at December 31, 1996. There were 432,500 options outstanding as of December 31, 1996 with exercise prices ranging from $2.285 to $4.606, which expire at various times from June 1999 to January 2002.

  1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     Under the 1993 Plan, the Company may grant incentive stock options, nonqualified stock options and/or stock appreciation rights to nonemployee directors of the Company to purchase an aggregate of up to 250,000 shares of Common Stock, expiring five (5) years from the date of grant. There were 50,000 options available for grant under this plan at December 31, 1996. There were 180,000 options outstanding as of December 31, 1996 with exercise prices ranging from $2.50 to $5.688, which expire at various times from December 1998 to August 2002.

     See Proposal No. 2 below for a more detailed description of the 1993 Plan.

OTHER OPTIONS AND WARRANTS

     The Company has agreements with several consultants who are to provide financial, business and technical advice to the Company in connection with the research, development, marketing and promotion of its products and other matters. In consideration for their services, these consultants were granted warrants and nonqualified stock options to purchase shares of Common Stock at exercise prices equal to the fair market value of the shares of Common Stock at the date of grant, generally expiring two to five years from the date of grant. There were 2,658,305 options outstanding and exercisable as of December 31, 1996 with exercise prices ranging from $.01 to $3.00, which expire at various times from January 1997 to May 2001.

     During the fiscal year ended December 31, 1996 no stock option grants were made to the Company's former Chief Executive Officer, the Named Executive Officers or any other persons who were executive officers of the Company and its subsidiaries during the fiscal year ended December 31, 1996.

     The following table sets forth certain information relating to option exercises effected during the fiscal year ended December 31, 1996, and the value of options held as of such date by the Company's former Chief Executive Officer and all other persons who were executive officers of the Company and its subsidiaries for the fiscal year ended December 31, 1996.

     AGGREGATE OPTION EXERCISES FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996
                           AND YEAR END OPTION VALUES

                                                                                                         VALUE(1) OF
                                                                                                         UNEXERCISED
                                                                    NUMBER OF UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                        AT DECEMBER 31, 1996         AT DECEMBER 31, 1996
                                                                    -----------------------------    --------------------
                                 SHARES ACQUIRED ON    VALUE ($)            EXERCISABLE/                 EXERCISABLE/
             NAME                     EXERCISE         REALIZED             UNEXERCISABLE               UNEXERCISABLE
------------------------------   ------------------    ---------    -----------------------------    --------------------
Harvey Tauman.................           -0-              -0-                  300,000/-0-                   -0-/-0-
Richard Tauman................           -0-              -0-                   60,000/-0-                   -0-/-0-
Chaudhury M. Prasad...........           -0-              -0-                    2,500/-0-                   -0-/-0-
Karen Gray....................           -0-              -0-                   90,000/-0-                14,688/-0-
Thomas G. Burns...............           -0-              -0-                40,000/20,000                   -0-/-0-

---------------

     (1) Total value of unexercised options is based upon the closing price ($1.90625) of the Common Stock as reported by NASDAQ on December 31, 1996.

     (2) Value realized in dollars is the amount that the shareholder is deemed to have received as the result of the exercise of options, based upon the difference between the fair market value of the Common Stock as reported by NASDAQ on the date of exercise and the exercise price of the options.

  EMPLOYMENT AGREEMENTS

     Prior to the termination of his employment on September 19, 1997, Harvey Tauman had an employment agreement with the Company pursuant to which he was to serve as Chief Executive Officer, President and Treasurer of the Company through April 30, 2003. The Agreement provided for an initial base salary (as defined in the employment agreement) of $223,554, subject to increases in an amount equal to the greater of (i) 5% of Mr. Tauman's base salary for the immediately preceding employment year or (ii) an amount calculated on the basis of the increase, if any, in the Consumer Price Index for such immediately preceding year over the prior year. In addition, effective September 1, 1993, Mr. Tauman's Employment Agreement was amended to provide that the base salary would be increased by $100,000 in consideration of the services to be performed by Harvey Tauman pursuant to the terms of a license agreement between QVC, Inc. ("QVC") and the Company (the "QVC License Agreement"). Such increase in base salary was to remain in effect only for the so long as the QVC License Agreement remained in effect.

     On October 1, 1997, Mr. Tauman filed suit against the Company for breach of contract seeking $4 million by reason of the termination of his employment. On November 4, 1997, the Company answered his complaint and filed a counterclaim to recover damages suffered by the Company as a result of Mr. Tauman's alleged improper actions. The Company intends to defend against Mr. Tauman's claim and pursue its counterclaim vigorously.

     Richard Tauman has an employment agreement with the Company pursuant to which he serves as Vice President, Production of the Company for a term ending August 31, 2004 at a current annual salary of $105,000. His salary will increase annually by an amount equal to the greater of (i) five percent (5%) of his base salary for the immediately preceding employment year or (ii) an amount calculated on the basis of the increase, if any, in the Consumer Price Index for such immediately preceding year over the prior year and may also be increased at any time at the discretion of the Board.

     Chaudhury M. Prasad has an employment agreement with the Company pursuant to which he serves as Secretary of the Company for a term extending through April 30, 2003 at a current annual salary of $84,344. His annual salary may be increased at any time at the discretion of the Board.

     Each of the above employment agreements provides that if (i) a change in control of the Company has occurred and thereafter such employee shall terminate his employment with the Company, or (ii) the employment of such employee is terminated by the Company for any reason other than death, disability or cause, then such employee shall be entitled to receive (A) his regular compensation, including all awards, perquisites and benefits, through the date on which his employment terminated and (B) either (1) a lump sum payment in an amount equal to 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) or (2) his base salary in such periodic installments throughout the balance of the term of such employment agreement as would have been payable if the employee had not been terminated.

     On September 19, 1997, the Board of Directors appointed Richard Banakus to serve as President of the Company on an interim basis. The Board has agreed to pay Mr. Banakus a monthly salary of $10,000 and to reimburse his lodging expenses in Boca Raton, Florida and travel expenses to and from California, where Mr. Banakus now resides.

  COMPENSATION OF DIRECTORS

     Employees of the Company who also serve as directors are entitled to no additional compensation for such service.

     Nonemployee directors receive an annual fee of $5,000, and during the fiscal year ended December 31, 1996 each of Messrs. Frank Fiur, Samuel Leb, Nestor Cardero, Joseph A. Caccamo, Richard Banakus and Hugues Lamotte were paid $5,000 for their service as a director.

     The 1993 Plan (described below) was adopted by the Board on December 22, 1993 and approved by the Company's shareholders on July 19, 1994. The purpose of the 1993 Plan was to assist the Company in attracting and retaining nonemployee directors who the Board believed could contribute to the growth and success of the Company.

     Pursuant to the 1993 Plan, nonqualified stock options for the purchase of an aggregate of 250,000 shares of Common Stock were granted to the Company's nonemployee directors, consisting of 10,000 options granted upon election as a director and options to purchase additional shares in increments of 10,000 on September 1st of each year during their respective terms of office. Options granted upon election or appointment of any new nonemployee director were not exercisable for a one (1) year period and each annual grant of options thereafter was also subject to a one-year vesting period. The exercise price of all options granted under the 1993 Plan is equal to the fair market value of the Common Stock on the date of grant but in no event less that $2.50 per share. Each of Messrs. Frank Fiur, Samuel Leb, Nestor Cardero, Joseph Caccamo, Richard Banakus and Hugues

Lamotte were granted options to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share in September 1996. In addition, each of Messrs. Frank Fiur, Samuel Leb, Nestor Cardero, Joseph Caccamo, Richard Banakus and Hugues Lamotte were granted options (the "1997 Options") to purchase 8,333 shares of Common Stock at the exercise price of $2.50 per share in September 1997. If the adoption of the 1997 Plan is approved by the shareholders of the Company, Messrs. Fiur, Leb, and Lamotte will forfeit their 1997 Options and will be granted options pursuant to the 1997 Plan in substitution therefor.

     Upon approval of the proposal put forth herein to approve the amendment of the 1993 Plan, the committee of the Board administering the 1993 Plan may, in its discretion, waive the requirement in the 1993 Plan that options granted to a nonemployee director terminate 90 days after such director ceases to serve in such capacity, but only to the extent such options were exercisable as of the date of cessation of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board established the Compensation Committee in October 1993 to oversee all issues of executive compensation, except for the administration of the Company's stock option plans, which is the mandate of the Stock Option Committee. Commencing in October 1993, both the Compensation Committee and the Stock Option Committee consisted of Messrs. Fiur, Cardero, Caccamo and Dr. Leb. Due to the resignations of Messrs. Cardero and Caccamo, the Board is currently administering the Company's option plans, pending the reconstitution of the Stock Option Committee. The Board also intends to reconstitute the Compensation Committee following the Annual Meeting.

     The following persons participated in discussions concerning executive compensation during the fiscal year ended December 31, 1996, generally with the former Chief Executive Officer initiating and recommending executive compensation levels (other than with regard to his own compensation): Harvey Tauman, the former Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company; Richard Tauman, Executive Vice President and Chief Operating Officer and a member of the Board; and each of the members of the Compensation Committee, Messrs. Fiur, Cardero, Caccamo and Dr. Leb.

REPORT ON EXECUTIVE COMPENSATION

  GENERAL

     The Securities and Exchange Commission (the "Commission") has adopted rules which require most public companies to provide detailed information regarding compensation and benefits provided to their chief executive officer and to each of the four (4) most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation exceeds $100,000. This Proxy Statement includes information concerning the compensation of Harvey Tauman, the former Chief Executive Officer, and the following persons who were executive officers during such year: Richard Tauman, Executive Vice President and Chief Operating Officer; Chaudhury M. Prasad, Vice President, Operations and Secretary; Thomas G. Burns, Vice President, Finance and Chief Financial Officer; and Karen Gray, Vice President, Corporate Communications, who left the employ of the Company in November 1996.

     The philosophy of both the Board and the Compensation Committee toward executive compensation is that a significant component of such compensation should be performance based. Executive compensation packages generally include a base salary, annual cash bonuses based upon performance, and long term incentives in the form of stock options. In addition, the Company provides a comprehensive medical insurance plan for all executive officers.

  BASE SALARY

     Base salaries for executive officers were initially determined by evaluating the responsibilities of the position held, the experience of the individual and reference to the competitive marketplace for executive talent. In addition, executive compensation paid by peer companies was also reviewed. The base salaries of Richard Tauman and Chaudhury M. Prasad are set forth in their respective employment agreements. Base salaries for the Company's other executive officers are reviewed on an annual basis.

     Richard Tauman's employment agreement provides, that he shall receive annual salary increases in an amount equal to the greater of (i) five percent (5%) of his base salary for the immediately preceding employment year or (ii) an amount calculataed on the basis of the increase, if any, in the Consumer Price Index for such immediately preceding year over the prior year and may also be increased at any time at the discretion of the

Board. Any increase in the base salary of Richard Tauman that is greater than that specified in his employment agreement and any increase in Mr. Prasad's base salary ( Mr. Prasad's employment agreement does not set forth any specific increases), is determined by evaluating the performance of the Company and of Mr. Tauman and Mr. Prasad, as well as whether the nature of their responsibilities has changed.

     For the fiscal year ended December 31, 1996, the base salary of Harvey Tauman was determined pursuant to the terms of his employment agreement executed in April 1993. Such base salary was determined prior to the formation of the Compensation Committee, and any increases in his base salary in excess of those specified in his employment agreement were determined by evaluating the performance of the Company and of Mr. Tauman, as well as whether the nature of his responsibilities had changed. Mr. Tauman's employment agreement provided that he receive salary increases in an amount equal to the greater of (i) five percent (5%) of his base salary for the immediately preceding employment year or
(ii) an amount calculated on the basis of the increase, if any, in the Consumer Price Index for such immediately preceding year over the prior year and may also be increased at any time at the discretion of the Board. In connection with the QVC License Agreement, the Compensation Committee determined that effective as of September 1, 1993 (contemporaneous with the effective date of such license agreement) and solely for so long as the QVC License Agreement remained in effect, Mr. Tauman's salary would be increased by $100,000, payable in equal installments with his regular salary.

     The Compensation Committee took this action in view of the contractual obligation of Mr. Tauman to be available for up to fifty-four (54) days per year to promote the sale of the Company's products on QVC, including eighteen (18) appearances per annum at the QVC studios in Pennsylvania to promote the sale of the Company's products. Such services as the chief spokesperson for the Company's product line on QVC were in addition to his duties as Chief Executive Officer, President and Treasurer of the Company.

     For fiscal 1996, the Compensation Committee reviewed the base salaries of all of the executive officers. The Compensation Committee considered the increased work load of the executive officers of the Company, which consisted of bringing to market a substantial number of new products, live telecasts in the United States and Europe, as well as the substantial effort required in connection with the start-up of the Company's catalog business. The Compensation Committee took into account that the Company suffered a loss in the fiscal year ended December 31, 1996, which included a one time, non-cash, charge of approximately $3,150,000, which pertained to costs incurred in connection with the execution of the Amended License Agreement with QVC.

     In view of the foregoing, the Compensation Committee determined that it would be proper to increase by five (5%) percent the base salaries of all executive officers, with the exception of Karen Gray, who left the Company in November 1996.

  ANNUAL INCENTIVES

     The bonus compensation awarded for the fiscal year ended December 31, 1996 was as follows: Harvey Tauman, Chief Executive Officer and
President -- $100,000; Richard Tauman, Executive Vice President -- $15,000; Chaudhury M. Prasad, Vice President, Operations -- $10,000; Thomas G. Burns, Vice President, Finance and Chief Financial Officer -- $10,000; and Karen Gray, Vice President, Corporate Communications -- $10,000.

     In considering the award of cash bonus compensation for the executive officers of the Company for their services performed during the fiscal year ended December 31, 1996, the Compensation Committee based its decisions upon the increased work load of the executive officers of the Company, as well as the actual results of operations, as discussed above.

     In view of the foregoing, the Compensation Committee determined that it was necessary and proper to reward the Company's executive officers with cash bonus compensation. Further, it was determined that notwithstanding the increased demands upon the Chief Executive Officer, in view of the Company's net loss for the fiscal year ended December 31, 1996, as discussed above, the bonus paid to the Chief Executive Officer would be the same bonus as he received in fiscal 1995, which was reduced by 33% from that paid in fiscal 1994. The Committee, in recognition of the effort of certain of the Company's officers, increased by $2,500 the bonus compensation for each of Richard Tauman and Chaudhury M. Prasad from that of the prior year, and paid the same bonus compensation to Mr. Burns and Ms. Gray for their efforts.

     During the fiscal year ended December 31, 1996 and the current fiscal year, the Compensation Committee has been working on the establishment of a plan with objective criteria for the future award of cash bonus compensation to executive officers for fiscal years ending December 31, 1997 and thereafter. The Compensation

Committee had expected that such plan would be in effect prior to the end of the current fiscal year. It is currently anticipated, however, that such plan will be finalized and implemented during fiscal 1998.

  LONG TERM INCENTIVES

     Long term incentives are designed to link benefits to corporate performance through the grant of stock options.

     For the fiscal year ended December 31, 1996 the Compensation Committee reviewed the aggregate compensation package for each executive officer, noting the base salary as increased, as well as the cash bonus compensation awarded. It reviewed such compensation in light of the Company's results of operations as well as the factors mentioned above, I.E., the increased demands made upon the executive officers in general, upon the former Chief Executive Officer and the Executive Vice President in particular. As a result of such review, the Compensation Committee did not authorize the grant of any stock options to the executive officers of the Company during the fiscal year ended December 31, 1996.

  CONCLUSION

     The Compensation Committee believes that its present policies toward executive compensation in rewarding loyal and exemplary service to the Company, and the policies of the entire Board prior to the establishment of the Compensation Committee with its emphasis on retaining cash to fund the development and marketing of the Company's products, while linking potential substantial benefits to executives to Company performance, has served to focus the efforts of the Company's executives on seeking the attainment of growth and continued profitability for the Company, which management believes, if obtained, will in turn result in an increase in value to all of the Company's shareholders.

                                       THE MEMBERS OF THE COMPENSATION COMMITTEE
                                                                      Frank Fiur
                                                                Samuel Leb, M.D.
                                                                  Nestor Cardero
                                                               Joseph A. Caccamo

                               PERFORMANCE GRAPH

     The following graph compares the performance (for the periods indicated in the graph) of the Common Stock with the performance of the NASDAQ Market Index and the average performance of a group of the Company's peer companies consisting of: Advantage Life Products, Alberto-Culver (Class B shares), Alfin, Inc., Aloette Cosmetics Inc., American Safety Razor Co., Applewoods, Inc., Avon Products Inc., Beauticontrol Cosmetics, Carson, Inc., CCA Industries, Inc., Chromomatics Color Science, Cosmetic Group, USA, Del Laboratories Inc., Dep Corp., Dial Corp., Erox Corp., Estee Lauder Cosmetics, Inc., French Fragrances, Inc., Gillette Co., Guest Supply Inc., Jean Philippe Fragrances, Inc., Nutramax Products, Inc., Parlux Fragrances, Inc., Revlon Inc., Stephan Co., Styling Technology Corp. and Tristar Corp. The graph assumes that the value of the investment in the Common Stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

[A GRAPH APPEARS BELOW WITH THE FOLLOWING PLOT POINTS:]


                        1991    1992    1993    1994    1995    1996
                       ------  ------  ------  ------  ------  ------
HYDRON TECHNOLOGIES   $100.00 $115.00 $190.00 $385.00 $144.26 $163.57
MG GROUP INDEX         100.00  100.98  121.13  127.17  164.96  204.98
NASDAQ STK MKT         100.00  106.10  106.68  132.21  182.31  272.34


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 1996, Joseph A. Caccamo, a director of, and general counsel to, the Company until September 1997, was paid $78,862 in legal fees and reimbursement of disbursements incurred on behalf of the Company. From August 1996 through September 1997, the Company provided office space for Mr. Caccamo. During the fiscal year ended December 31, 1996, Mr. Caccamo was granted options to purchase 10,000 shares at $2.50, (a price above the fair market value at the time of grant), and received a non-employee director's fee of $5,000. On September 1, 1997, Mr. Caccamo was granted options to purchase 8,333 shares at $2.50 (a price above the fair market value at the time of grant), and received a non-employee director's fee of $3,750 for his service during the nine months ended September 30, 1997.

     During the fiscal year ended December 31, 1996, Charles Fox, a director of the Company since September 1997, was paid a total of $288,619 in advisory fees and reimbursement of disbursements incurred on behalf of the Company. Mr. Fox advises the Company on matters relating to research and development. During the nine months ended September 30, 1997, Mr. Fox was paid a total of $68,941 for the performance of such services.

                                 PROPOSAL NO. 2
           APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1993 NONEMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     On September 19, 1997, the Board authorized and declared advisable, subject to shareholder approval, an amendment to the 1993 Plan. The proposed amendment, a copy of which is attached hereto as Appendix A, shall change only one provision of the 1993 Plan as follows: Under the 1993 Plan as originally adopted, if a nonemployee director to whom an option had been granted ceased to serve on the Board otherwise than by reason of death or disability, then any outstanding options would be exercisable only for a period of three (3) months after such cessation of service but not thereafter and, in any event, only to the extent such options were exercisable as of the date of cessation of service. After giving effect to the proposed amendment to the 1993 Plan, the committee charged with administering the 1993 Plan may, at its discretion, extend the aforesaid three (3) month period and permit the nonemployee director to exercise an option for a period longer than three (3) months after the cessation of services, provided all other requirements of the 1993 Plan have been satisfied.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. THE ENCLOSED PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS A CONTRARY SPECIFICATION IS MADE.

     The material features of the 1993 Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the 1993 Plan, a complete copy of which is attached hereto as Appendix B.

PURPOSE OF THE 1993 PLAN.

     The purpose of the 1993 Plan is to assist the Company in attracting and retaining key directors who are responsible for continuing the growth and success of the Company, but who are not employees of the Company.

SHARES SUBJECT TO THE 1993 DIRECTOR PLAN.

     The 1993 Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 250,000 shares of Common Stock.

ADMINISTRATION OF THE 1993 PLAN.

     The 1993 Plan is self-executing, inasmuch as options under the 1993 Director Plan are periodically granted without any discretion, upon the terms and conditions set forth in the 1993 Plan. However, the 1993 Plan has been administered by the Stock Option Committee, which subject to the express provisions of the 1993 Plan, has the power to interpret the 1993 Plan.

ELIGIBILITY; GRANT

     Option grants under the 1993 Plan are automatically made solely to nonemployee directors of the Company without any discretion as follows:

          a. Each of the nonemployee directors of the Company at the time of adoption of the 1993 Plan, was granted options to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share in December 1993.

          b. Options to purchase 10,000 shares were to be granted to each nonemployee director commencing September 1, 1994, and on each September 1st thereafter. However, no options were to be granted on any September 1st grant date to any nonemployee director who first became a nonemployee director within six (6) months prior to such September 1st grant date.

          c. Options to purchase 10,000 shares were to be granted upon election or appointment of any new nonemployee directors, but options would not be exercisable for a one (1) year period.

          d. If a sufficient number of shares of Common Stock under the 1993 Plan is not available for issuance upon exercise of options to be granted, then the aggregate remaining number of shares is to be prorated equally among options to be granted to all nonemployee directors at such date, and options are to be granted to purchase such reduced number of shares.

TERMS AND CONDITIONS OF OPTIONS

          a. The term of each option granted under the 1993 Plan generally is five (5) years.

          b. If a nonemployee director to whom an option has been granted under the 1993 Plan ceases to serve on the Board, otherwise than by reason of death or disability, then such option may be exercised (to the extent that the nonemployee director was entitled to do so at the time of cessation of service) at any time within three (3) months after such cessation of service, but in no event after the original expiration date; provided, however, subject to receipt of shareholder approval of the proposed amendment to the 1993 Plan, the Board, in its discretion, may extend such three-month period and permit the nonemployee director to exercise such option for a longer period, provided all other requirements of the 1993 Plan are satisfied but in no event after the original expiration date of such option.

          c. If a nonemployee director to whom an option has been granted under the 1993 Plan ceases to serve on the Board by reason of disability, then the remaining unexercised portion of such option may be exercised in whole or in part by the nonemployee director at any time within one (1) year after such disability, but in no event after the original expiration date of such option.

          d. If a nonemployee director to whom an option has been granted under the 1993 Plan dies while serving on the Board (or within three (3) months after ceasing to serve as a member of the Board), then such option may be exercised by the legatee(s) distributee(s) or personal representative(s) of such nonemployee director in whole or in part, at any time within one (1) year after death, but in no event after the original expiration date of such option.

     OPTION CONTRACTS. Each option will be evidenced by a written contract between the Company and the nonemployee director receiving the grant, and will provide that the exercise price will be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date of grant but in no event less than $2.50 per share.

     ADJUSTMENT IN THE EVENT OF CAPITAL CHANGES. Appropriate adjustments shall be made in the number and kind of shares available under the 1993 Plan, in the number and kind of shares subject to each outstanding option and in the exercise prices thereof in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

DURATION AND AMENDMENT OF THE 1993 PLAN.

          a. No option may be granted pursuant to the 1993 Plan after December 21, 1998. Options outstanding on or prior to such date shall, however, in all respects continue subject to the 1993 Plan.

          b. The Stock Option Committee may amend, suspend or terminate the 1993 Plan or any portion thereof at any time but may not, without the approval of the Company's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants; (b) increases the total number of shares of Common Stock for which options may be granted under the 1993 Plan except in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of share or the like; (c) extends the term of the 1993 Plan or the maximum option period under the 1993 Plan; (d) decreases the option price; or (e) materially increases the benefits accruing to participants under the 1993 Plan. Except as to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, the 1993 Plan cannot be amended more than once every six (6) months.

     FEDERAL INCOME TAX TREATMENT. The following is a general summary of the federal income tax consequences under current tax law of nonqualified stock options. It does not purport to cover all of the special rules, or the state or local income or other tax consequences inherent in the ownership or exercise of stock options or the ownership or disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee recognizes as compensation ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to an income tax deduction in an amount equal to the amount of income included as compensation by the optionee. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

                                 PROPOSAL NO. 3
           APPROVAL OF THE ADOPTION OF THE COMPANY'S 1997 NONEMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     On November 10, 1997, the Board authorized and declared advisable, subject to shareholder approval, the adoption of the 1997 Plan. The material features of the 1997 Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the 1997 Plan, a complete copy of which is attached hereto as Appendix C.

     PURPOSE OF THE 1997 PLAN. The purpose of the 1997 Plan is to make available shares of Common Stock for purchase by nonemployee directors of the Company in order to attract and retain the services of experienced and knowledgeable nonemployee directors for the benefit of the Company and its shareholders and to provide additional incentive for such nonemployee directors to continue to work for the best interests of the Company and its shareholders through continuing ownership of Common Stock.

     SHARES SUBJECT TO THE 1997 PLAN. Subject to certain exceptions referred to below, the total number of shares of Common Stock which may be subject to nonqualified options under the 1997 Plan shall not exceed 500,000.

     ADMINISTRATION OF THE 1997 PLAN. The 1997 Plan shall be administered by the Board. No member of the Board shall act upon any matter affecting any option granted or to be granted to himself or herself under the 1997 Plan, but all Board members may act upon any matter generally affecting the 1997 Plan or any options granted thereunder. The Board, in its sole discretion, may grant options to purchase shares of Common Stock, and shares shall be issued upon exercise of such options, as provided in the 1997 Plan. The Board shall also have the authority, subject to the express provisions of the 1997 Plan, to amend the 1997 Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, to construe such option agreements and the 1997 Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the 1997 Plan. The Board, in its discretion, may delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board, all of whom are "disinterested persons" (as hereinafter defined). If a committee is so appointed, all references herein to the Board as an administrative entity shall mean and relate to such committee. For the purposes of the 1997 Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of paragraph
(c)(2) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is interpreted from time to time.

ELIGIBILITY; GRANTS.

          a. Each individual who was a nonemployee director on October 1, 1997, shall, effective as of the date of adoption of the 1997 Plan by the Board, be granted an option to purchase 10,000 shares of Common Stock.

          b. Each individual who subsequent to October 1, 1997 becomes a nonemployee director shall on the later of (i) the date of adoption of the 1997 Plan by the Board or (ii) the initial election or appointment to the Board of such individual be granted an option to purchase 10,000 shares of Common Stock.

          c. In addition to the options granted as set forth in a and b above, each nonemployee director shall be granted an option to purchase 10,000 shares of Common Stock on each of May 1, 1999, May 1, 2000 and May 1, 2001, provided he or she is a nonemployee director on the applicable grant date. Notwithstanding the foregoing, no option shall be granted on any May 1st grant date to a nonemployee director who first becomes a nonemployee director within six (6) months prior to such May 1st grant date.

          d. If a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to nonemployee directors on any May 1st grant date do not exist, then the aggregate remaining number of such shares shall be prorated equally among options to be granted to all nonemployee directors at such date, and options shall be granted to purchase such reduced number of shares.

          e. The Board in its discretion may grant additional options to any nonemployee director who serves on a committee of the Board, subject to the terms and conditions of the 1997 Plan.

OPTION PRICE; FAIR MARKET VALUE.

          a. The exercise price of options granted pursuant to the 1997 Plan shall be equal to one hundred percent (100%) of the average of the fair market value of the Common Stock during the ten (10) business days preceding the day of grant of the option.

          b. The fair market value of the Common Stock on any day shall be the mean of the high and low sales price of the Common Stock as reported by NASDAQ on such day.

     TERM OF EACH OPTION. Each option granted under the 1997 Plan shall expire five (5) years after the date of grant or such shorter period as is prescribed below.

EXERCISE OF OPTIONS.

          a. Subject to certain exceptions, no options granted under the 1997 Plan shall be exercisable until one (1) year after the date of grant. Options shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100 shares). Options may not be exercised in respect of a fraction of a share.

          b. The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise in cash or by certified check.

     NON-TRANSFERABILITY OF OPTIONS. The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her.

TERMINATION OF SERVICES ON THE BOARD OF DIRECTORS.

          a. If a nonemployee director to whom an option has been granted under the 1997 Plan shall cease to serve on the Board, otherwise than by reason of death or disability, the remaining unexercised portion of such option may be exercised in whole or in part by the nonemployee director (but only if and to the extent exercisable at the time of cessation of service) at any time within three (3) months after such cessation of service but not thereafter, and in no event after the original expiration date; provided, however, in its discretion, the Board may extend the aforesaid three-month period and permit the nonemployee director to exercise an option for a period longer than three months after cessation of service, provided all other requirements of the 1997 Plan are satisfied.

          b. If a nonemployee director to whom an option has been granted under the 1997 Plan shall cease to serve on the Board by reason of disability, the remaining unexercised portion of such option may be exercised in whole or in part by the nonemployee director (but only if and to the extent exercisable at the date of disability) at any time within one (1) year after such disability but not thereafter, and in no event after the original expiration date.

          c. If a nonemployee director to whom an option has been granted under the 1997 Plan shall die (i) while he is serving on the Board, or (ii) within three (3) months after cessation of service on the Board, the remaining unexercised portion of such option may be exercised in whole or in part (but only if and to the extent exercisable by the optionee immediately prior to death) by the legatee(s), personal representative(s) or distributee(s) of such Optionee, at any time within one (1) year after his or her death, but in no event after the original expiration date.

          d. The Board shall also have the power and right to accelerate the exercisability of any option in the event of death, disability, or termination of service without cause.

     ADJUSTMENT IN THE EVENT OF CAPITAL CHANGES. Appropriate adjustments shall be made in the number and kind of shares available under the 1997 Plan, in the number and kind of shares subject to each outstanding option and in the exercise prices thereof in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

     AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate the 1997 Plan or any portion thereof at any time but may not, without the approval of the Company's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants; (b) increases the total number of shares of Common Stock for which options may be granted under the 1997 Plan except as provided above; (c) extends the term of the 1997 Plan or the maximum option period provided under the 1997 Plan; (d) decreases the option price; or (e) materially increases the benefits accruing to participants under the 1997 Plan.

     TERM; EFFECTIVE PERIOD. The 1997 Plan shall become effective on November 10, 1997, the date of its adoption by the Board of Directors, subject to shareholder approval and notification of the adoption of the 1997 Plan to the NASDAQ.

     FEDERAL INCOME TAX TREATMENT. The following is a general summary of the federal income tax consequences under current tax law of nonqualified stock options. It does not purport to cover all of the special rules, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee recognizes as compensation ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to an income tax deduction in an amount equal to the amount of income included as compensation by the optionee. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. THE ENCLOSED PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS A CONTRARY SPECIFICATION IS MADE.

                                 PROPOSAL NO. 4
                           RATIFICATION OF SELECTION
                             OF ERNST & YOUNG, LLP
                  AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board has approved the engagement of Ernst & Young, LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1997. Ernst & Young, LLP has audited the Company's financial statements since the fiscal year ended December 31, 1991.

     The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board considers Ernst & Young, LLP to be well qualified for the function of serving as the Company's independent certified public accountants. The New York Business Corporation Law does not require the approval of the selection of auditors by the Company's shareholders, but in view of the importance of the financial statements to shareholders, the Board deems it desirable that they pass upon its selection of auditors. In the event the shareholders disapprove of the selection, the Board will consider the selection of other auditors.

     A representative of Ernst & Young, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. THE ENCLOSED PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS A CONTRARY SPECIFICATION IS MADE.

                             SHAREHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

     Proposals of shareholders for presentation at the 1998 Annual Meeting must be received in writing by the Secretary of the Company at its offices no later than April 22, 1998 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                             By Order of the Board

                                             CHAUDHURY M. PRASAD
                                             SECRETARY

                                                                      APPENDIX A

                                   AMENDMENT

                                     TO THE

                           HYDRON TECHNOLOGIES, INC.

                           1993 NONEMPLOYEE DIRECTOR

                               STOCK OPTION PLAN

     This Amendment made as of the 10th day of November, by the Committee of the Hydron Technologies, Inc. 1993 Nonemployee Director Stock Option Plan (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, Hydron Technologies, Inc. (the "Company") adopted the Plan effective December 22, 1993; and

     WHEREAS, under Section 12 thereof, the Committee reserved the right to amend the Plan at any time subject to the consent of the Company's shareholders in certain instances; and

     WHEREAS, the Committee desires to amend the Plan to authorize the Committee, in its discretion, to permit a Nonemployee Director to whom an option has been granted and who has ceased performing services for the Company to extend the period in which an option may be exercised after cessation of services.

     NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the manner hereinafter set forth:

                                     FIRST

     Section 9(a) of the Plan shall be amended effective as of the 10th day of November, 1997, subject to consent of the Company's shareholders by adding the following PROVISO at the end thereof:

     "provided, however, that the Committee, in its discretion, may extend the aforesaid three-month period and permit the Nonemployee Director to exercise an option for a period longer than three months after cessation of services, provided all other requirements of this Section 9(a) and the Plan are satisfied."

     Except as amended herein, the Plan shall continue to be and shall remain in full force and effect in accordance with its terms.

                                                                      APPENDIX B

                           HYDRON TECHNOLOGIES, INC.

                           1993 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of this 1993 Nonemployee Director Stock Option Plan (the "Plan") of Hydron Technologies, Inc., a New York corporation (the "Corporation"), is to make available shares of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") for purchase by non-employee directors (the "Nonemployee Directors") of the Corporation and thus to attract and retain the services of experienced and knowledgeable Nonemployee Directors for the benefit of the Corporation and its shareholders and to provide additional incentive for such Nonemployee Directors to continue to work for the best interests of the Corporation and its shareholders through continuing ownership of its Common Stock.

     2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Article 10, the total number of shares of Common Stock which may be subject to options under the Plan shall not exceed 250,000, whether authorized but unissued shares, or shares which shall have been purchased or acquired by the Corporation for this or any other purpose. Such shares are from time to time to be allotted for option and sale to Nonemployee Directors in accordance with the Plan. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be self-executing. However, to the extent permitted herein, the Plan shall be administered by a committee of two (2) or more Nonemployee Directors (the "Committee") of the Board of Directors of the Corporation (the "Board") appointed by the Board. The Committee shall, subject to the express provisions of the Plan, have the power to interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this Article 3 shall be conclusive.

     4. ELIGIBILITY; GRANTS.

     (a) Each individual who was a Nonemployee Director on December 22, 1993 and who shall have served in such capacity for one (1) year prior thereto, shall, effective as of such date, be granted an option to purchase 10,000 shares of Common Stock.

     (b) Each individual who subsequent to December 22, 1993 becomes a Nonemployee Director shall on the date of his initial election or appointment to the Board be granted an option to purchase 10,000 shares of Common Stock.

     (c) Each Nonemployee Director shall be granted an option to purchase 10,000 shares of Common Stock commencing on September 1, 1994, and each succeeding September 1st throughout the term of this Plan for so long as he is a Nonemployee Director. Notwithstanding the foregoing, no option shall be granted on such September 1st grant date to any Nonemployee Director who first becomes a Nonemployee Director within six (6) months prior to such September 1st grant date.

     (d) If an sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on the September 1st grant date do not exist, then the aggregate remaining number of shares shall be prorated equally among options to be granted to all Nonemployee Directors at such September 1st grant date, and options shall be granted to purchase such reduced number of shares.

     5. OPTION PRICE; FAIR MARKET VALUE.

     (a) The price at which shares of the Common Stock may be purchased pursuant to options granted under the Plan shall be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date an option is granted, but in no event less than $2.50 per share.

     (b) The fair market value of the Common Stock on any day shall be (a) if the principal market, for the Common Stock is a national securities exchange, the average between the high and low sales prices of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, then the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ; or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

     6. TERM OF EACH OPTION. The term of each option shall be five (5) years or such shorter period as is prescribed in Article 9 hereof.

     7. EXERCISE OF OPTIONS.

     (a) Subject to the provisions of Articles 9 and 14, no options granted under the Plan shall be exercisable until one (1) year after the date a Nonemployee Director is elected or appointed to the Board. Notwithstanding the foregoing, the options herein granted to each individual who was a Nonemployee Director on December 22, 1993, all of whom have been serving as a Nonemployee Director for in excess of one (1) year, shall be exercisable immediately, subject to the provisions of Article 14. Options shall not be exercisable at any time in an amount less than 100 shares ( or the remaining shares then covered by and purchasable under the option if less than 100 shares). Options may not be exercised in respect of a fraction of a share.

     (b) The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise in cash or by certified check.

     8. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act and the rules thereunder, and an option may be exercised, during the lifetime of the holder thereof, only by him.

     9. TERMINATION OF SERVICES ON THE BOARD OF DIRECTORS.

     (a) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or disability (as that term is defined in paragraph (d) of this Article 9), then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three
(3) months after such cessation of service but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire.

     (b) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of disability, the then remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of disability) at any time within one (1) year after such disability but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

     (c) If a Nonemployee Director to whom an option has been granted under the Plan shall die (i) while he is serving on the Board, or (ii) within three (3) months after cessation of service on the Board, then such option may be exercised by the legatee or legatees of such option under the Nonemployee Director's last will, or by his personal representatives or distributee, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

     (d) For the purpose of this Article 9, "disability" shall mean permanent mental or physical disability as determined by the Committee.

     10. ADJUSTMENT OF AND CHANGES IN COMMON STOCK.

     (a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of Shares or securities of Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the number and kind of securities receivable upon the exercise of an option, without change in the total price applicable to the unexercised portion of this option but with a corresponding adjustment in the price for each unit of any security covered by such option.

     (b) Upon the dissolution or liquidation of Company, or upon a reorganization, merger or consolidation of Company with one or more corporations as a result of which Company is not the surviving corporation, or upon the sale of substantially all of the assets of Company, the Board of Directors shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

     (c) Any adjustments under this Article 10 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     11. COMPLIANCE WITH SECURITIES LAWS. As a condition to the exercise of any option, either (a) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act (collectively, the "Act"), with respect to its underlying shares shall be effective at the time of exercise of the option or
(b) in the opinion of counsel to the Company, there shall be an exemption from registration under the Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Corporation to register shares subject to the Plan or any option under the Act. Each opinion shall be subject to the further requirement that if, in the opinion of counsel to the Company, the listing or qualification of the shares of Common Stocks subject to such option on any securities exchange, National Securities Association or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of such option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions requiring the Company to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction wherein it has not already done so and free of any other conditions not customarily imposed by a securities exchange, law or governmental regulatory body in connection with such listing, qualification, consent or approval.

     12. AMENDMENT AND TERMINATION. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time but may not, without the approval of the Corporation's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants as determined in accordance with Article 4 hereof; (b) increases the total number of shares of Common Stock for which options may be granted under the Plan except as provided in Article 10 hereof; (c) extends the term of the Plan or the maximum option period provided under the Plan; (d) decreases the option price provided in Article 5 hereof; or (e) materially increases the benefits accruing to participants under the Plan. Notwithstanding anything to the contrary contained herein, the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder.

     13. DUTIES OF THE CORPORATION. The Corporation shall, at all times during the term of each option, reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such options and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

     14. TERM; EFFECTIVE PERIOD. The Plan shall become effective on December 22, 1993, the date of its adoption by the Board of Directors, subject to:

     (a) approval by the holders of a majority of shares of the Company's capital stock outstanding and entitled to vote thereon at the next meeting of its shareholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options granted hereunder may be exercised prior to such approval, PROVIDED THAT, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

     (b) notification of the adoption of the Plan to the Nasdaq Stock Market by the filing of the appropriate documents, forms and exhibits, and no options granted hereunder may be exercised prior to fifteen (15) days after such filing, PROVIDED THAT, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

     (c) No options may be granted under the Plan after December 21, 1998. Options outstanding on or prior to such date shall, however, in all respects continue subject to the Plan.

                                                                      APPENDIX C

                           HYDRON TECHNOLOGIES, INC.
                           1997 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of this 1997 Nonemployee Director Stock Option Plan (the "Plan") of Hydron Technologies, Inc., a New York corporation (the "Corporation"), is to make available shares of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") for purchase by non-employee directors (the "Nonemployee Directors") of the Corporation and thus to attract and retain the services of experienced and knowledgeable Nonemployee Directors for the benefit of the Corporation and its shareholders and to provide additional incentive for such Nonemployee Directors to continue to work for the best interests of the Corporation and its shareholders through continuing ownership of its Common Stock.

     2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Article 10, the total number of shares of Common Stock which may be subject to nonqualified options under the Plan shall not exceed 500,000, whether authorized but unissued shares, or shares which shall have been purchased or acquired by the Corporation for this or any other purpose. Such shares are from time to time to be allotted for option and sale to Nonemployee Directors in accordance with the Plan. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. No member of the Board shall act upon any matter affecting any option granted or to be granted to himself or herself under the Plan; provided, however, that nothing contained herein shall be deemed to prohibit a member of the Board from acting upon any matter generally affecting the Plan or any options granted thereunder. A majority of the members of the Board shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board, in its sole discretion, may grant options to purchase shares of the Common Stock only as provided in the Plan, and shares shall be issued upon exercise of such options, as provided in the Plan. The Board shall also have the authority, subject to the express provisions of the Plan, to amend the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, to construe such option agreements and the Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to implement the Plan and shall be the sole and final judge of such expediency. The Board, in its discretion, may delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board, all of whom are "disinterested persons" (as hereinafter defined). If a committee is so appointed, all references herein to the Board as an administrative entity shall mean and relate to such committee. For the purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of paragraph
(c)(2) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is interpreted from time to time.

     4. ELIGIBILITY; GRANTS.

     (a) Each individual who was a Nonemployee Director on October 1, 1997, shall, effective as of the date of adoption of the Plan, be granted an option to purchase 10,000 shares of Common Stock.

     (b) Each individual who subsequent to October 1, 1997 becomes a Nonemployee Director shall on the later of (i) the date of adoption of the Plan or (ii) the initial election or appointment to the Board of such individual be granted an option to purchase 10,000 shares of Common Stock.

     (c) In addition to the options granted pursuant to Sections 4(a) and 4(b) above, each Nonemployee Director shall be granted an option to purchase 10,000 shares of Common Stock on each of May 1, 1999, and an option to purchase an additional 10,000 shares of Common Stock thereafter on May 1, 2000 and May 1, 2001, provided he or she is a Nonemployee Director on the applicable grant date. Notwithstanding the foregoing, no option shall be granted on any May 1st grant date to a Nonemployee Director who first becomes a Nonemployee Director within six (6) months prior to such May 1st grant date.

     (d) If a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on any May 1st grant date do not exist, then the aggregate remaining number of such shares shall be prorated equally among options to be granted to all Nonemployee Directors at such May 1st grant date, and options shall be granted to purchase such reduced number of shares.

     (e) The Board, in its discretion, may grant additional options to any Nonemployee Director who serves on a committee of the Board, subject to the terms and conditions of the Plan.

     5. OPTION PRICE; FAIR MARKET VALUE.

     (a) The exercise price of options granted pursuant to the Plan shall be equal to one hundred percent (100%) of the average of the fair market value of the Common Stock during the ten (10) business days preceding the day of grant of the option.

     (b) The fair market value of the Common Stock on any day shall be the mean of the high and low sales price of the Common Stock as quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day.

     (c) The determination of the Committee shall be conclusive in determining the fair market value of the stock.

     6. TERM OF EACH OPTION. The term of each option granted hereunder shall be five (5) years or such shorter period as is prescribed in Article 9 hereof.

     7. EXERCISE OF OPTIONS.

     (a) Subject to the provisions of this Article 7, Articles 9, 10 and 14, no options granted under the Plan shall be exercisable until one (1) year after the date of grant. Options shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100 shares). Options may not be exercised in respect of a fraction of a share.

     (b) The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise in cash or by certified check.

     8. NON-TRANSFERABILITY OF OPTIONS. The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon such option.

     9. TERMINATION OF SERVICES ON THE BOARD OF DIRECTORS.

     (a) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or disability (as that term is defined in paragraph (d) of this Article 9), the remaining unexercised portion of, then such option may be exercised in whole or in part by the Nonemployee Director (but only if and to the extent exercisable at the time of cessation of service) at any time within three (3) months after such cessation of service but not thereafter, and in no event after the original expiration date, provided, however, in its discretion, the Board may extend the aforesaid three-month period and permit the Nonemployee Director to exercise an option for a period longer than three months after cessation of services, provided all other requirements of this Section 9(a) and the Plan are satisfied.

     (b) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of disability, the remaining unexercised portion of such option may be exercised in whole or in part by the Nonemployee Director (but only if and to the extent exercisable at the date of disability) at any time within one (1) year after such disability but not thereafter, and in no event after the original expiration date.

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     (c) If a Nonemployee Director to whom an option has been granted under the
Plan shall die (i) while he is serving on the Board, or (ii) within three (3) months after cessation of service on the Board, the remaining unexercised portion of such option may be exercised in whole or in part (but only if and to the extent exercisable by the optionee immediately prior to death) by the legatee(s) personal representative(s) or distributee(s) of such optionee, at any time within one (1) year after his or her death, but in no event after the original expiration date.

     (d) For the purpose of this Article 9, "disability" shall mean permanent mental or physical disability as determined by the Board.

     10. RECAPITALIZATION, REORGANIZATIONS AND THE LIKE.

     (a) In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any reorganization, recapitalization, reclassification, stock split, combination of shares, or dividends payable in capital stock, appropriate and equitable adjustment shall be made by the Board, in its discretion, in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

     (b) (i) In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (I) merger or consolidation pursuant to which the Company's stockholders shall receive cash or securities of another corporation and less than 50% of the outstanding capital stock of the surviving corporation pursuant to such merger or consolidation shall be owned by the stockholders of the Company, (II) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (III) Change in Control of the Company, the Company shall, or shall cause such surviving corporation or the purchaser(s) of the Company's assets to, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such merger, consolidation, sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or marketable securities, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (but only to the extent then exercisable) and had no disposition of the shares acquired upon such exercise been made prior to such merger, consolidation, sale, conveyance or Change in Control, less the option price therefor or, in lieu thereof, the Board shall give the optionee at least twenty days prior written notice of any such transaction in order to enable the optionee to exercise the exercisable portion, if any, of the option. Upon receipt of such consideration or effective on the date specified in such notice all options (whether or not then exercisable) shall immediately terminate and be of no further force or effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of Common Stock, in accordance with the provisions of Section 5 hereof.

     (ii) The Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan upon such merger, consolidation, sale, conveyance or Change in Control.

     (c) A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time Beneficially Owned (as defined in Rule 13d-3 under the Exchange Act) less than 40% of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates Beneficially Own 50% or more of the Common Stock outstanding.

     (d) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Internal Revenue Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan. In the event of such issuance or assumption, the provisions of Section 10(b) hereof shall not be applicable.

     (e) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder in the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

     11. COMPLIANCE WITH SECURITIES LAWS. As a condition to the exercise of any option, either (a) a registration statement under the Securities Act of 1933, as amended, or any succeeding act (collectively, the "Act"), or under any applicable state securities law, with respect to the underlying shares shall be effective at the time of exercise of the option or (b) in the opinion of counsel to the Company, there shall be an exemption from registration under the Act or such state securities law for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Corporation to register shares subject to the Plan or any option under the Act or any state securities law. Each opinion shall be subject to the further requirement that if, in the opinion of counsel to the Company, the listing or qualification of the shares of Common Stocks subject to such option on any securities exchange, or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of such option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions requiring the Company to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction wherein it has not already done so and free of any other conditions not customarily imposed by a securities exchange, law or governmental regulatory body in connection with such listing, qualification, consent or approval.

     12. AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate the Plan or any portion thereof at any time but may not, without the approval of the Corporation's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants as determined in accordance with Article 4 hereof; (b) increases the total number of shares of Common Stock for which options may be granted under the Plan except as provided in Article 10 hereof; (c) extends the term of the Plan or the maximum option period provided under the Plan; (d) decreases the option price provided in Article 5 hereof; or (e) materially increases the benefits accruing to participants under the Plan. Notwithstanding anything to the contrary contained herein, the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder.

     13. DUTIES OF THE CORPORATION. The Corporation shall, at all times during the term of each option, reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such options and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

     14. TERM; EFFECTIVE PERIOD. The Plan shall become effective on November 10, 1997, the date of its adoption by the Board of Directors, subject to:

     (a) approval by the holders of a majority of shares of the Company's capital stock outstanding and entitled to vote thereon at the next meeting of its shareholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options granted hereunder may be exercised prior to such approval, PROVIDED THAT, the date of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

     (b) notification of the adoption of the Plan to the NASDAQ by the filing of the appropriate documents, forms and exhibits, and no options granted hereunder may be exercised prior to fifteen (15) days after such filing, PROVIDED THAT, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

     (c) No options may be granted under the Plan after November 10, 2007. Options outstanding on or prior to such date shall, however, in all respects continue subject to the Plan.

     15. OPTION AGREEMENT. Each option shall be evidence by an option agreement, in a form approved from time to time by the Board (the "Agreement"), duly executed on behalf of the Company, and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. No option shall be granted within the meaning of the Plan and

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
no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee.

     16. GOVERNING LAW. The Plan and all options shall be governed by and construed under the laws of the State of New York, without giving effect to principles of conflicts of law.

     17. NOTICES. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to the attention of the President at the Company's principal place of business; and, if to an optionee, to his or her address as it appears on the records of the Company.

     18. HEADINGS. The headings contained in this Plan are for convenience of reference only and in no way define, limit or describe the scope or intent of the Plan or in any way affect this Agreement.

                                      C-5